UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 1, 2021 (August 31, 2021)

Rockwell Automation, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12383	25-1797617
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 South Second Street

Milwaukee, Wisconsin 53204

(Address of Principal Executive Offices) (Zip Code)

+1 (414) 382-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425, under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12, under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b), under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c), under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($1.00 par value)	ROK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

As previously disclosed, Rockwell Automation, Inc. (“Rockwell”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated June 24, 2021, among Plex Systems Holdings, Inc., a Delaware corporation (“Plex”), Rockwell, Rockwell Automation US Holdings, Inc., a Delaware corporation and wholly-owned subsidiary of Rockwell (“Merger Sub”), and Francisco Partners Management LLC, solely in its capacity as the representative for Plex’s securityholders (the “Representative”). Plex provides cloud-native smart manufacturing platforms.

On August 31, 2021, Rockwell completed the transaction that the Merger Agreement contemplated through the merger of Merger Sub with and into Plex, with Plex continuing as the surviving corporation and becoming a wholly-owned subsidiary of Rockwell (the “Merger”). Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), holders of the outstanding shares of capital stock of Plex, which include shares of common stock, Series A Preferred Stock and Series B Preferred Stock (“Plex Stock”), and vested in-the-money options to acquire Plex Stock became entitled to receive a portion of the aggregate merger consideration of $2.22 billion in cash, which amount will be adjusted for cash, debt, net working capital and Plex’s transaction expenses. The adjusted amount was estimated at the Effective Time to be $2.15 billion.

Plex, Rockwell and Merger Sub made customary representations, warranties and covenants in the Merger Agreement, although the representations and warranties of Plex and Rockwell’s recourse generally did not survive the Effective Time.

The acquisition was financed with a combination of cash and short-term and long-term debt, including proceeds from an offering of notes that Rockwell completed on August 17, 2021.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K contains statements (including certain projections, guidance and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as “believe”, “estimate”, “project”, “plan”, “expect”, “anticipate”, “will”, “intend” and other similar expressions may identify forward-looking statements. Actual results may differ materially from those projected as a result of certain risks and uncertainties, many of which are beyond our control, including but not limited to:

•	risks relating to the ability to successfully integrate and achieve expected benefits of the Merger;

•	risks relating to any unforeseen liabilities of Plex; and

•	other risks and uncertainties, including but not limited to those detailed from time to time in our Securities and Exchange Commission (SEC) filings.

These forward-looking statements reflect our beliefs as of the date of filing this report. We undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. See Item 1A, Risk Factors, of our Annual Report on Form 10-K for the fiscal year ended September 30, 2020, for more information.

Item 9.01	Financial Statements and Exhibits.

(a)	Not applicable.

(Page 2 of 4 Pages)

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The exhibits listed in the accompanying Exhibit Index are being filed herewith.

EXHIBIT INDEX

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated June 24, 2021, among Plex, Rockwell, Merger Sub and the Representative [Incorporated by reference to Exhibit 10.1 to Rockwell’s Current Report on Form 8-K filed on June 25, 2021].*

104	Cover Page Interactive Data File, formatted in inline XBRL.

*

Certain schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K, and Rockwell agrees to furnish a copy of any omitted schedules or exhibits to the Securities and Exchange Commission upon request.

(Page 3 of 4 Pages)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL AUTOMATION, INC.
(Registrant)

By	/s/ Rebecca W. House
Rebecca W. House
Senior Vice President, Chief People and Legal Officer and Secretary

Date: September 1, 2021

(Page 4 of 4 Pages)